UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2011(April 20, 2011)

AMERICAS ENERGY COMPANY - AECo
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50978	98-0343712
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

249 N. Peters Rd., Suite 300, Knoxville, Tennessee 37923
 (Address of Principal Executive Offices)

865-238-0668
Registrants Telephone Number

(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01  Entry into a Material Definitive Agreement.

Dated April 20, 2011 and received signed by Hanhong  April 27, 2011, Americas Energy Company – AECo entered into an Investment Agreement ( “Agreement”) with and between Hanhong (Hong Kong) New Energy Holdings Limited (the “Investor”), and Americas Energy Company – AECo, a Nevada corporation (the “Company”).

 A summary of the material terms of this Investment Agreement are as follows:
(Explanatory Note: Some information has been temporarily redacted from this Report on Form 8K to protect the company’s business interests related to upcoming bidding on a potential asset purchase. Once bidding is complete we will amend this report to include any temporarily redacted information)

Convertible Note, Security Agreement and Warrants.

The Company shall issue, execute and deliver to the Investor (i) a 16.66% Convertible Line of Credit Note, in the form attached to the agreement as Exhibit A, in the principal amount of up to $2,000,000 (the “Note”), (ii) a Security Agreement in the form attached to the agreement as Exhibit B, and (iii) Warrants for the purchase of up to 6,000,000 shares of Common Stock, $0.0001 par value, of the Company, in the forms attached to the agreement as Exhibit C-1, C-2 and C-3 (each a “Warrant” and collectively, the “Warrants”).

Convertible Line Of Credit Note.

AMERICAS ENERGY COMPANY – AECO, a Nevada corporation (the “Payor”) promises to pay to HANHONG (HONG KONG) NEW ENERGY HOLDINGS LIMITED, the principal sum of $2,000,000.00 (the “Principal Amount”) or so much thereof as may be advanced and outstanding (the “Outstanding Principal Amount”) with interest on the Outstanding Principal Amount of 16.66% per annum, compounded monthly.

Payments; Maturity Date.
All payments of interest and the Outstanding Principal Amount on the note (the “Note”) shall be applied first to accrued interest and thereafter to the Outstanding Principal Amount.  As partial repayment of the accrued interest and Outstanding Principal Amount under the Note, the Payor shall be required to make payments of $3.00 per ton on all coal produced by Payor and sold or transferred by Payor to any other person or entity, including any affiliate of Payor or Holder.  Unless earlier converted into Common Shares the Outstanding Principal Amount and all accrued but unpaid interest thereon shall be due and payable on the eighteenth (18th) month anniversary of April 20, 2011 (the “Maturity Date”).

Conversion Option and Purchase Option.
At the written election of Holder delivered to the Payor on or before the Maturity Date, the Holder can choose to convert, at any time and from time to time, up to, but not to exceed, $2,000,000 (the “Conversion Amount”) of any accrued but unpaid interest or principal amount of the Note into common shares of the Payor’s capital stock, par value $0.0001 per share (the “Common Shares”).  The number of Common Shares convertible shall be determined by dividing (i) the Conversion Amount to be so converted, by (ii) $0.136815.  In the event that Holder as of any date has not converted the full Conversion Amount into Common Shares, Holder may purchase, upon demand to Payor, Common Shares at a price of $0.136815 in cash per Common Share, provided, however, that the total number of shares converted and/or purchased may not exceed 14,618,401 Common Shares.

Board Representation.
The Company shall cause John Gargis to resign as a member of the Company’s Board of Directors (the “Board”), and the Company shall cause a person designated by Investor to be appointed as a member of the Board to fill such vacancy.  The Company will not issue additional shares of common stock or debt or equity instruments convertible to common stock, without the approval of the member or members of the Board designated by the Investor.

Exclusive Sales Rights.
Other than by or through Investor, the Company shall not, and shall not cause or allow any other third party to, and shall prohibit any third party to, directly or indirectly sell or distribute coal or coal products produced or distributed by the Company in or to China.  In the event the Company desires to directly or indirectly sell or distribute coal or coal products produced or distributed by the Company in or to China, the Company shall offer to, and if acceptable to the Investor, enter into good faith negotiations with the Investor regarding an agreement whereby Investor would have the exclusive right to sell and distribute coal and coal products produced by the Company in or to China.

Identified  Property Acquisition. [Property Identity Temporarily Redacted]

Purchase Price.
The Investor agrees that it will use its commercially reasonable efforts to explore the financing of an initial payment by the Company of up to “[Redacted Temporarily]  (the “Initial Payment”) to acquire the coal properties near [Redacted Temporarily] (the “[Redacted Temporarily]  Property”) from [Redacted Temporarily] in a sale anticipated to be conducted pursuant to Rule 363 under the federal Bankruptcy Code.  The Investor would contribute the initial $2,000,000 of the Initial Payment to the Company in exchange for common stock of the Company, and would provide half of the remainder of the Initial Payment to the Company in exchange for common stock of the Company and half of the remainder of the Initial Payment to the Company as a loan bearing interest at the rate of 16.6% per annum, maturing on a date to be set by the Company and the Investor prior to the closing of [Redacted Temporarily]  properties purchase.  As part of the acquisition price, the Company would pay to [Redacted Temporarily] a $3.00 per ton royalty on coal produced from the [Redacted Temporarily]  Property (the “Royalty”).  The Investor does not expect the total purchase price to be paid for the [Redacted Temporarily]  Property, including the Initial Payment and the Royalty, to exceed $23,600,000.

Additional Investment in [Redacted Temporarily]  Property.  The Investor agrees that it will use its commercially reasonable efforts to explore the potential investment in the Company be used by the Company to upgrade the existing processing plant (up to US$2,000,000), to acquire additional material mineral leases for the [Redacted Temporarily]  property and to expand production and logistics capacities of the [Redacted Temporarily]  Property, if and as may be mutually agreed upon by the Investor and the Company.

Participation of Investor.  The Investor and the Company shall use their commercially reasonable efforts to minimize the amount of the purchase price of the [Redacted Temporarily]  Property.  Although the Investor may provide to the Company equity and debt financing for the purchase price and for related lease acquisitions and improvements, any such equity and debt financing shall be only upon the terms and conditions acceptable to the Investor in its sole and unfettered discretion, and Investor shall have no obligation or duty to provide any such equity or debt financing.

Issuance of Equity to Investor.  If the Company acquires the [Redacted Temporarily]  Property, then as part of the consideration for providing the Initial Payment and any other financial support that may be provided by the Investor to the Company in connection with the acquisition or as otherwise contemplated herein, the Company shall issue to the Investor a number of shares of the Company’s common stock such that, following such issuance, the Investor owns 51% of the Company’s common stock on a fully diluted basis.  This stock issuance shall occur on completion of the acquisition of the [Redacted Temporarily] Property or as soon thereafter as possible.  The Company and the Investor currently anticipate that approximately 113,195,149 shares of common stock would be issued to the Investor.

Upon completion of the acquisition of the [Redacted Temporarily]  Property, the Company shall cause the number of the members of the Company’s Board to be increased to five, and the Company shall cause two persons designated by Investor to be appointed as members of the Board to fill such new positions, so that the Investor’s nominees will be three of the five members of the Board.  The Investor agrees that Ron Scott and Chris Headrick should remain as the other two members of the Board.  The Company shall reimburse the members of the Board thus designated by Investor for any out-of-pocket expenses incurred by such person in performing such person’s duties as a member of the Board.  Thereafter, the Company shall cause a total of three persons designated by the Investor to be nominated for election to the Board by the Company’s shareholders.

The Company shall use its best efforts to diligently pursue and take all actions necessary or desirable, or reasonably requested by Investor, (i) for approval of any transactions contemplated by this Agreement and related agreements, including obtaining any necessary shareholder approvals, and (ii) to increase the number of Company directors to be set at five (5), and (iii) to cause the appointment to the Board of three individuals designated by the Investor.  In this connection, the Company shall obtain agreements (the “Required Lockup Agreements”) in a form satisfactory to the Investor from stockholders holding in excess of 51% of the outstanding common stock of the

Company to vote in favor of the transactions contemplated by this Agreement, including without limitation the issuance of common stock to the Investor in the event the acquisition of the [Redacted Temporarily]  Property is completed, as contemplated.  Obtaining the Required Lockup Agreements is a condition precedent to any loan made by the Investor pursuant to the Note.

Investment Agreement Use of Proceeds:
Funds will primarily be used to develop deep mines in the Darby & Kellioka seams on the Cardinal property and Jellico seam in WTS property.  AENY is currently amending Artemus permit to allow for Highwall mining.

Warrants:
A total of 6,000,000 warrants were issued consisting of three 2,000,000 warrant grants.

(i)        Exercise Price.  The exercise price of the Warrant is 2,000,000 at $0.14 per share, 2,000,000 at $0.20 per share and 2,000,000 at $0.25 per share.

(ii)       Termination Date. The Warrant is exercisable for a period of two years from the date of issuance.

(iii)      Exercise. The Warrant may be exercised in full or in part.

(iv)      Payment Terms.  Payment of the Exercise Price shall be made by cash payments and the warrants contain no cashless exercise provisions.

Material relationships between the related parties

No prior material relationships other than the present Agreement/s disclosed in this Current Report on Form 8K existed between the Registrant or its affiliates and any of the parties to the agreement/s.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Section 3 – Securities and Trading Markets
Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and 2.03 hereof is incorporated by reference into this Item 3.02.

The shares were issued as exempted transactions under Section 4(2) and/or Regulation S of the Securities Act of 1933. They are subject to Rule 144 of the Securities Act of 1933. The recipient(s) of our securities took them for investment purposes without a view to distribution.  Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

Section 8 – Other Events
Item 8.01  Other Events

PRESS RELEASE

KNOXVILLE, Tenn.--(BUSINESS WIRE)-- Americas Energy Company-AECo (OTCBB:AENY.ob - News) is pleased to announce that Hanhong New Energy Holdings, a subsidiary of Hanhong Private Equity Management Company Limited, with its Corporate Headquarters in Beijing, China has agreed to provide a Line of Credit for the expansion of our Artemus Project and Hwy 72 Deep Mine Projects in Southeast Kentucky.

“The $2 Million dollar line of credit Hanhong is providing will allow AENY to bring two of our four permitted deep mines online. AENY plans to initiate deep mine operations in the Jellico Coal Seam on our Artemus Property in May. Once production stabilizes in the Jellico seam we will follow on with deep mine operations in the Darby seam on our Hwy 72 property. AENY estimates production of approximately 20,000 tons of clean coal per month from each of these mines by the end of our 3rd Quarter.” said Chris Headrick, President and CEO of Americas Energy Company. Mr. Headrick added, “The Hanhong team also brings strong international logistic and strategic ties that will further assist AENY in its overall expansion program. To that end we have just finalized more than six months of due diligence on a Metallurgical property with more than 9 million tons of Permitted Metallurgical Reserves in Alabama. We have agreed on terms for acquisition funding of up to $25 Million dollars from Hanhong and plan to submit an offer for the project the first week of May.”

About Americas Energy Company

We are a consolidator of high quality energy properties, operating out of our main offices in Knoxville, TN. We currently operate projects in both Kentucky and Tennessee. AECo develops energy projects throughout the Americas. We are currently evaluating several additional coal projects, as well as an oil and gas rework project in Southeastern Kentucky.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, contractual difficulties that may arise, the failure to obtain necessary approvals, the future market price of AENY common stock and the ability to obtain the necessary financing. Such factors are detailed from time to time in AENY's filings with the United States Securities and Exchange Commission and other regulatory authorities.

Contact:
Americas Energy Company
Christopher Headrick, 865-238-0668 x 105
Web Site: www.americasenergycompany.com
Email: info@americasenergycompany.com

Or Hanhong

New Energy Holdings Limited
James Liu, (86) 10 8588 6567

Section 9 – Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits

Americas Energy Company- AECo  includes the following exhibits:

10.1
Agreement – Letter of Intent, between Americas Energy Company and Hanhong (Hong Kong) New Energy Holdings Limited, dated April 20, 2011; Received signed by Hanhong on  April 27, 2011; includes Promissory Note, Security Agreement and form of warrants.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Americas Energy Company-AECo

Date: April 29, 2011	By:	/s/ Christopher L. Headrick, President
Name: Christopher L. Headrick
Title: President and CEO
Principal Executive Officer and Principal Financial Officer